EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Date:  January 23, 2007

KKR MILLENNIUM GP LLC

		By:	*
			Name:	Henry R. Kravis
			Title:	Member

KKR MILLENNIUM FUND L.P.

By: KKR Associates Millennium L.P., its general partner

By: KKR Millennium GP LLC, its general partner

		By:	*
			Name:	Henry R. Kravis
			Title:	Member

KKR ASSOCIATES MILLENNIUM L.P.

By: KKR Millennium GP, LLC, its general partner

		By:	*
			Name:	Henry R. Kravis
			Title:	Member

SEALY HOLDING LLC

		By:	*
			Name:	Henry R. Kravis
			Title:	Member

*By:	/s/ William J. Janetschek
William J. Janetschek, by Power of Attorney for all Reporting Persons

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